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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: October 2, 2000
                        (Date of earliest event reported)


                         TRAVELCENTERS OF AMERICA, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                 333-26497                36-3856519
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(State or other jurisdiction     (Commission            (I.R.S. employer
     of incorporation)           file number)          identification no.)


  24601 Center Ridge Road, Suite 200, Westlake, Ohio         44145-5634
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      (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (440) 808-9100
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ITEM 5.  OTHER EVENTS

         On October 2, 2000, the Company executed Amendment No. 1 to the Recapitalization Agreement and Plan of Merger (the "Recapitalization Agreement"), dated as of May 31, 2000, among the Company, TCA Acquisition Corporation, a Delaware corporation, Clipper Capital Associates, L.P., a Delaware limited partnership, National Partners, L.P., a Delaware limited partnership, National Partners III, L.P., a Delaware limited partnership, Clipper/Merchant I, L.P., a Delaware limited partnership, Olympus Private Placement Fund, L.P., a Delaware limited partnership, Olympus Growth Fund II, L.P., a Delaware limited partnership. A copy of the amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         In addition, the Company commenced a tender offer and consent solicitation for any and all of the aggregate outstanding principal amount of its 10 1/4% senior subordinated notes. The tender offer and consent solicitation are subject to the terms and conditions set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated October 6, 2000. Further information regarding the tender offer and consent solicitation is set forth in the news release of the Company dated October 6, 2000, a copy of which is filed as Exhibit 99.2.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  Exhibits.

         99.1 Amendment No. 1 to Recapitalization Agreement, dated as of October 2, 2000.

         99.2     News release of the Company, dated October 6, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TRAVELCENTERS OF AMERICA, INC.



                                    By: /s/   James W. George
                                       -------------------------------------
                                       James W. George,
                                       Senior Vice President,
                                       Chief Financial Officer and Secretary




Date: October 6, 2000


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                                 EXHIBIT INDEX


       Exhibit No.                      Description
       -----------                      -----------

         99.1 Amendment No. 1 to Recapitalization Agreement, dated as of October 2, 2000.

         99.2              News release of the Company, dated October 6, 2000.


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